UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): 11/27/2018
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INTL FCStone Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)
708 Third Avenue, Suite 1500, New York, NY 10017
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (212) 485-3500
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure
On November 27, 2018, the Broker Dealer - FCM subsidiary INTL FCStone Financial Inc. (“IFF”) of INTL FCStone Inc. (the “Company”) filed its annual financial statements for the year ended September 30, 2018 (the "Regulatory Financial Statements") with the CFTC's Division of Swap Dealer and Intermediary Oversight and posted the financial statements on its website.
Footnote 1 of the Regulatory Financial Statements disclosed that, during the week ended November 16, 2018, balances in approximately 300 accounts of the FCM Division of IFF declined below required maintenance margin levels, primarily as a result of significant price fluctuations in the natural gas markets. All positions in these accounts, which were managed by Optionsellers.com Inc. (“Optionsellers”), an independent Commodities Trading Advisor (“CTA”), were liquidated in accordance with IFF’s customer agreements and obligations under market regulation standards.
Optionsellers is a CFTC-registered CTA with a CFTC Rule 4.7 exemption for “qualified eligible persons”, which indicates that the account holders meet certain minimum financial requirements and have a high level of financial sophistication and financial resources. Pursuant to the account agreements, Optionsellers, in its role as a CTA, acted with discretion over the trading in the customer accounts, while IFF acted solely as the clearing firm in its role as the FCM, at all times meeting its obligations as the FCM to these accounts.
IFF’s customer agreements obligate the account holders to reimburse IFF for any account deficits and the FCM Division continues to pursue collection of these receivables in the ordinary course of business. As of November 27, 2018, the aggregate receivable from these customer accounts, net of collections thus far, is $35.3 million, with no individual account receivable exceeding $1.4 million. The exposure to losses from these customer accounts is not yet determinable, as collection efforts are in early stages, given the timing of events that led to the receivable balances disclosed above. Depending on future collections and an assessment to be made under U.S. GAAP, any provisions for bad debts and actual losses ultimately may or may not be material to the financial results of IFF or of the Company. IFF and the Company believe that these accounts receivable balances, along with possible exposure to losses from these customer accounts, will not impact IFF’s or the Company’s ability to comply with their ongoing liquidity, capital, and regulatory requirements.
A copy of the Regulatory Financial Statements is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits
Exhibit 99.1 The Audited Statement of Financial Condition of INTL FCStone Financial Inc. as of September 30, 2018.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTL FCStone Inc.
(Registrant)
November 27, 2018	/s/ WILLIAM J. DUNAWAY
(Date)	William J. Dunaway
Chief Financial Officer